DOCUSIGN, INC.
Exhibit 99.1

Docusign Announces Fourth Quarter and Fiscal Year 2026 Financial Results;
Announces $2.0 Billion Increase to Share Repurchase Program

San Francisco – March 17, 2026 – Docusign, Inc. (NASDAQ: DOCU) today announced results for its fourth quarter and fiscal year ended January 31, 2026. Prepared remarks and the news release with the financial results will be accessible on Docusign’s website at investor.docusign.com prior to its webcast.

“Docusign’s AI-native IAM platform has established clear market leadership as the agreement system of action for companies of all sizes,” said Allan Thygesen, CEO of Docusign. “In 2026, customers using IAM represented over $350 million in ARR, and Docusign reached record highs for operating margin and free cash flow.”

Fourth Quarter Financial Highlights

▪Total revenue was $836.9 million, an 8% year-over-year increase including approximately 0.8% positive impact from foreign exchange rates. Subscription revenue was $819.0 million, an 8% year-over-year increase. Professional services and other revenue was $17.9 million, a 3% year-over-year decrease.
▪Billings were $1.0 billion, a 10% year-over-year increase including approximately 2.3% positive impact of foreign currency exchange rates.
▪GAAP gross margin was 79.7% compared to 79.4% in the same period last year. Non-GAAP gross margin was 81.8% compared to 82.3% in the same period last year.
▪GAAP net income per basic share was $0.45 on 200 million shares outstanding compared to $0.41 on 203 million shares outstanding in the same period last year.
▪GAAP net income per diluted share was $0.44 on 205 million shares outstanding compared to $0.39 on 215 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $1.01 on 205 million shares outstanding compared to $0.86 on 215 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $377.2 million compared to $307.9 million in the same period last year.
▪Free cash flow was $350.2 million compared to $279.6 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $1.1 billion at the end of the quarter.
▪Repurchases of common stock were $269.1 million compared to $161.7 million in the same period last year.

Fiscal 2026 Financial Highlights

▪Total revenue was $3.2 billion, an 8% year-over-year increase, including approximately 0.2% positive impact from foreign exchange rates. Subscription revenue was $3.2 billion, a 9% year-over-year increase. Professional services and other revenue was $68.9 million, a 9% year-over-year decrease.
▪Billings were $3.4 billion, a 10% year-over-year increase including approximately 1.1% positive impact from foreign exchange rates.
▪Annual Recurring Revenue ("ARR") was $3,272 million as of January 31, 2026, and $3,030 million as of January 31, 2025, an 8.0% year-over-year increase. Intelligent Agreement Management ("IAM") represented 10.8% of our total ARR as of January 31, 2026, and 2.3% of our total ARR as of January 31, 2025.
▪GAAP gross margin was 79.4% compared to 79.1% in the prior year. Non-GAAP gross margin was 82.0% compared to 82.2% in the prior year.
▪GAAP net income per basic share was $1.53 on 202 million shares outstanding compared to $5.23 on 204 million shares outstanding in fiscal 2025.
▪GAAP net income per diluted share was $1.48 on 209 million shares outstanding compared to $5.08 on 210 million shares outstanding in fiscal 2025.
▪Non-GAAP net income per diluted share was $3.84 on 209 million shares outstanding compared to $3.55 on 210 million shares outstanding in fiscal 2025.
▪Repurchases of common stock were $869.1 million compared to $683.5 million in the same period last year.
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DOCUSIGN, INC.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Key Business Highlights:

Expanded IAM Platform and eSignature Capabilities: Docusign continued to evolve IAM into an end-to-end platform for customers’ agreement workflows. In Q4, Docusign delivered on its roadmap to integrate AI-native experiences across the entire agreement lifecycle. Key updates include:
•Agreement Desk: Now generally available, Agreement Desk is a central hub for teams to request, track, review, and manage agreements from intake to signature. It creates visibility across stakeholders, and allows teams across legal, sales, and procurement to collaborate in real time.
◦AI-Assisted Review: AI-Assisted Review leverages pre-approved company playbooks and provides instant redline suggestions and clause generation to ensure that all team members within an organization can negotiate agreements in compliance with company standards.
•AI-Powered eSignature: In January, Docusign launched a re-imagined eSignature experience powered by AI. The launch provides customers with:
◦AI-Assisted Agreement Summaries: To drive efficiencies in daily workflows, Docusign launched AI-Assisted Agreement Summaries in eSignature. This feature allows signers to quickly grasp the core components of complex contracts without manual review.
◦Automated Agreement Preparation: AI-driven tools that streamline the setup and tagging of documents.
◦3rd-Party Data Verification: Seamless integration of external data sources to verify signer information and agreement accuracy.

Increase to Stock Repurchase Program:

•Docusign's Board of Directors has authorized an increase to its existing stock repurchase program of an additional amount of up to $2.0 billion of Docusign’s outstanding common stock. The program has no minimum purchase commitment and no mandated end date. As of March 17, 2026, our total remaining authorization under our stock repurchase program is up to $2.6 billion.
•Repurchases under the program are expected to be executed, subject to general business and market conditions and other investment opportunities, through open market purchases, and other transactions in accordance with applicable securities laws. The timing and the amount of any repurchased common stock will be determined by Docusign's management based on its evaluation of market conditions and other factors. The repurchase program does not obligate Docusign to acquire any particular amount of common stock and the repurchase program may be suspended or discontinued at any time at Docusign's discretion without prior notice.
Board of Directors and Governance Updates
•Board Leadership Transition: As previously announced, James Beer assumed the role of Board Chair on February 1, 2026, succeeding Maggie Wilderotter, who continues to serve as an independent director.
•Brian Roberts, a general partner at Andreessen Horowitz, has joined Docusign's Board: Roberts, who previously served as CFO of Splunk and Lyft, joined Andreessen Horowitz in 2024, where he advises a range of companies building AI-native applications. "Brian brings extensive finance and strategy expertise to our Board, and a unique combination of operating and investor perspectives," said Allan Thygesen, CEO of Docusign. "His experience in funding and leading transformative businesses will be invaluable to Docusign as we harness AI to pursue our Intelligent Agreement Management strategy."

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DOCUSIGN, INC.
Guidance

The company currently expects the following guidance:

(in millions, except percentages)	Three Months Ended April 30, 2026			YoY Midpoint Change
Total revenue [1]	$822	to	$826	8%
Non-GAAP gross margin	80.8%	to	81.2%	NA
Non-GAAP operating margin	29.0%	to	29.5%	NA
Non-GAAP diluted weighted-average shares outstanding	196	to	201	NA

(in millions, except percentages)	Year Ended January 31, 2027			YoY Midpoint Change
Total revenue [1]	$3,484	to	$3,496	8%
Annual recurring revenue year-over-year growth rate	8.25%	to	8.75%	8.50%
Non-GAAP gross margin	81.5%	to	82.0%	NA
Non-GAAP operating margin	30.0%	to	30.5%	NA
Non-GAAP diluted weighted-average shares outstanding	190	to	195	NA

[1] Excluding the impact of foreign currency exchange rates on year-over-year guided growth, revenue guidance range would be approximately 1.6% point lower for the quarter ending April 30, 2026 and 1.4% point lower for the fiscal year ending January 31, 2027.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by many factors, including the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.
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DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on March 17, 2026 at 2:00 p.m. PT (5:00 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the Docusign Investor Relations website at investor.docusign.com. Prepared remarks and the news release with the financial results will also be accessible on Docusign’s website prior to the webcast. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (EDT) March 31, 2026, using the passcode 13758812.

About Docusign

Docusign brings agreements to life. Over 1.8 million customers and more than a billion people in over 180 countries use Docusign solutions to accelerate the process of doing business and simplify people's lives. With intelligent agreement management, Docusign unleashes business critical data that is trapped inside of documents. Until now, these were disconnected from business systems of record, costing businesses time, money, and opportunity. Using Docusign’s IAM platform, companies can create, commit, and manage agreements with solutions created by the #1 company in e-signature and CLM. Learn more at www.docusign.com.

Copyright 2025. Docusign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Docusign Investor Relations
investors@docusign.com

Media Relations:
Docusign Corporate Communications
media@docusign.com

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DOCUSIGN, INC.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to management, and which statements involve substantial risk and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth and trends, objectives for future operations, and the impact of such assumptions on our financial condition and results of operations are forward-looking statements. Forward-looking statements in this press release also include, among other things, statements under “Guidance” above and any other statements about expected financial metrics, such as revenue, annual recurring revenue, free cash flow, non-GAAP gross margin, non-GAAP operating margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, as well as statements related to our expectations regarding: the impact of foreign exchange rates; the timing and extent of customer renewals; the effectiveness of changes to our sales force and go-to-market strategy; the effects of seasonality; the timing and impact of our cloud migration transition; the benefits, the timing or rollout of future products and capabilities; the evolution, customer demand, and adoption of the Docusign IAM platform; and our utilization of our stock repurchase program, including the expected timing, duration, volume and nature of share repurchase under such program. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements contained in this press release include, but are not limited to, statements about: our expectations regarding global macro-economic conditions, including the effects of inflation, volatile interest rates or foreign exchange rates, and market volatility on the global economy; our inability to accurately estimate our market opportunity; our ability to compete effectively in an evolving and competitive market; the impact of any interruptions or delays in performance of our technical infrastructure, or data breaches, cyberattacks or other fraudulent or malicious activity attempting to exploit our technology systems, platform or brand name; our ability to effectively sustain and manage our growth and future expenses and maintain or increase profitability; our ability to attract new customers and retain and expand our existing customer base, including our ability to attract large organizations as users; our ability to scale and update our platform to respond to customers’ needs and rapid technological change, including our ability to successfully incorporate artificial intelligence into our existing and future products and to successfully deploy them; our ability to successfully develop, launch and sell IAM solutions; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to retain our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions and to successfully integrate and realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility; our ability to realize the anticipated benefits of our stock repurchase program; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel, including executive level management; our ability to successfully manage and integrate executive management transitions; uncertainties regarding the impact of general economic and market conditions, including as a result of geopolitical conflict or changes in trade policies and practices; and our ability to maintain proper and effective internal controls.

Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2025, filed on March 18, 2025, our quarterly report on Form 10-Q for the quarter ended October 31, 2025, filed on December 5, 2025 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this press release or to conform such statements to actual results or revised expectations, except as required by law.

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DOCUSIGN, INC.
Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, acquisition-related expenses, restructuring and other related charges, and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. We have determined the projected non-GAAP tax rate to be 20% for fiscal 2025 and 21% for fiscal 2026 due to the impact of the One Big Beautiful Bill Act.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We considered billings to measure our periodic performance, when taking into consideration the timing aspects of customer renewals, which represent a large component of our business. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we used billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. Beginning in the first fiscal quarter of 2027, we will no longer report or guide to billings.

Annual Recurring Revenue: We calculate Annual Recurring Revenue (“ARR”) as the annualized value of active customer contracts as of the measurement date. This calculation assumes that any contract expiring within the next 12 months renews on its existing terms, and excludes non-recurring revenue streams recognized at a point in time. When evaluating ARR on a product basis for contracts spanning multiple product lines, we allocate the support contract value to each product offering based on its proportional share of the total contract value. To annualize contracts, we divide the total committed contract value by the number of months in the subscription term and multiply by twelve. For international contracts denominated in foreign currencies, ARR is translated into U.S. dollars using a fixed exchange rate set at the beginning of each fiscal year. We adjust previously reported ARR annually to reflect these exchange rate changes for comparative purposes. We believe ARR measures our business performance and serves as a leading indicator of future revenue growth. ARR is an operating metric and should be viewed independently of revenue, deferred revenue, and remaining performance obligations; it does not represent revenue under U.S. GAAP on an annual basis.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
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DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2026	2025	2026	2025
Revenue:
Subscription	$819,003	$757,767	$3,150,551	$2,901,309
Professional services and other	17,857	18,485	68,949	75,430
Total revenue	836,860	776,252	3,219,500	2,976,739
Cost of revenue:
Subscription	149,246	138,884	581,058	532,445
Professional services and other	20,538	21,327	82,004	89,214
Total cost of revenue	169,784	160,211	663,062	621,659
Gross profit	667,076	616,041	2,556,438	2,355,080
Operating expenses:
Sales and marketing	305,506	301,288	1,203,885	1,160,993
Research and development	168,282	155,463	664,985	588,455
General and administrative	105,546	98,821	388,989	375,983
Restructuring and other related charges	—	—	—	29,721
Total operating expenses	579,334	555,572	2,257,859	2,155,152
Income from operations	87,742	60,469	298,579	199,928
Interest expense	(586)	(400)	(2,546)	(1,550)
Interest income and other income, net	14,393	7,818	51,295	49,563
Income before provision for (benefit from) income taxes	101,549	67,887	347,328	247,941
Provision for (benefit from) income taxes	11,246	(15,604)	38,243	(819,944)
Net income	$90,303	$83,491	$309,085	$1,067,885
Net income per share attributable to common stockholders:
Basic	$0.45	$0.41	$1.53	$5.23
Diluted	$0.44	$0.39	$1.48	$5.08
Weighted-average shares used in computing net income per share:
Basic	200,477	203,299	202,079	204,329
Diluted	204,675	214,507	209,118	210,339

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$14,062	$13,712	$56,501	$58,348
Cost of revenue—professional services and other	3,829	4,174	15,896	18,639
Sales and marketing	46,464	48,213	189,648	202,609
Research and development	59,678	53,422	236,780	204,238
General and administrative	31,512	30,426	123,496	121,665
Restructuring and other related charges	—	—	—	4,836

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DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	January 31, 2026	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$602,442	$648,623
Investments—current	264,084	314,924
Accounts receivable, net	516,429	429,582
Contract assets—current	10,782	13,764
Prepaid expenses and other current assets	97,101	82,368
Total current assets	1,490,838	1,489,261
Investments—noncurrent	208,393	134,105
Property and equipment, net	361,808	299,370
Operating lease right-of-use assets	165,578	109,630
Goodwill	458,446	454,477
Intangible assets, net	61,394	76,388
Deferred contract acquisition costs—noncurrent	474,628	467,201
Deferred tax assets—noncurrent	835,245	840,470
Other assets—noncurrent	173,220	141,803
Total assets	$4,229,550	$4,012,705
Liabilities and Equity
Current liabilities
Accounts payable	$17,419	$30,697
Accrued expenses and other current liabilities	113,358	99,579
Accrued compensation	260,840	227,115
Contract liabilities—current	1,631,168	1,455,442
Operating lease liabilities—current	16,623	19,077
Total current liabilities	2,039,408	1,831,910
Contract liabilities—noncurrent	29,956	21,523
Operating lease liabilities—noncurrent	168,496	105,350
Deferred tax liability—noncurrent	21,507	20,596
Other liabilities—noncurrent	52,363	30,634
Total liabilities	2,311,730	2,010,013
Stockholders’ equity
Common stock	20	20
Treasury stock	—	(2,871)
Additional paid-in capital	3,777,995	3,321,242
Accumulated other comprehensive loss	(3,712)	(28,376)
Accumulated deficit	(1,856,483)	(1,287,323)
Total stockholders’ equity	1,917,820	2,002,692
Total liabilities and equity	$4,229,550	$4,012,705

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DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$90,303	$83,491	$309,085	$1,067,885
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	26,433	28,707	116,081	107,804
Amortization of deferred contract acquisition and fulfillment costs	67,557	64,486	271,067	237,217
Amortization of debt discount and transaction costs	168	139	775	554
Non-cash operating lease costs	4,735	4,602	18,903	19,065
Stock-based compensation expense	155,545	149,947	622,321	610,335
Deferred income taxes	5,528	(22,103)	4,713	(839,989)
Other	819	(361)	2,958	6,111
Changes in operating assets and liabilities
Accounts receivable	(162,778)	(128,616)	(91,742)	2,075
Prepaid expenses and other current assets	4,879	(9,334)	(15,200)	(17,634)
Deferred contract acquisition and fulfillment costs	(76,290)	(87,618)	(271,544)	(302,166)
Other assets	(1,640)	(5,884)	(1,941)	(22,002)
Accounts payable	(6,831)	9,152	(15,148)	7,638
Accrued expenses and other liabilities	2,279	10,081	26,257	2,935
Accrued compensation	82,524	70,364	29,515	29,236
Contract liabilities	186,867	146,285	177,203	129,854
Operating lease liabilities	(2,877)	(5,426)	(18,296)	(21,646)
Net cash provided by operating activities	377,221	307,912	1,165,007	1,017,272
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	—	—	—	(143,611)
Purchases of marketable securities	(88,001)	(77,699)	(409,599)	(411,236)
Maturities of marketable securities	81,531	74,500	389,989	340,334
Purchases of strategic and other investments	(164)	(750)	(726)	(1,375)
Purchases of property and equipment	(27,022)	(28,342)	(106,445)	(96,988)
Net cash used in investing activities	(33,656)	(32,291)	(126,781)	(312,876)
Cash flows from financing activities:
Payment of revolving credit facility costs	—	—	(3,133)	—
Repurchases of common stock	(269,084)	(161,725)	(869,086)	(683,528)
Payment of tax withholding obligation on net RSU settlement and ESPP purchase	(63,502)	(81,148)	(269,713)	(213,282)
Proceeds from exercise of stock options	—	11,359	1,250	22,705
Proceeds from employee stock purchase plan	—	—	40,780	35,314
Net cash used in financing activities	(332,586)	(231,514)	(1,099,902)	(838,791)
Effect of foreign exchange on cash, cash equivalents and restricted cash	6,898	(5,311)	20,272	(7,550)
Net increase (decrease) in cash, cash equivalents and restricted cash	17,877	38,796	(41,404)	(141,945)
Cash, cash equivalents and restricted cash at beginning of period (1)	600,273	620,758	659,554	801,499
Cash, cash equivalents and restricted cash at end of period (1)	$618,150	$659,554	$618,150	$659,554
(1) Cash, cash equivalents and restricted cash included restricted cash of $15.7 million and $10.9 million as of January 31, 2026 and January 31, 2025.
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DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit (loss) and gross margin:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2026	2025	2026	2025
GAAP gross profit	$667,076	$616,041	$2,556,438	$2,355,080
Add: Stock-based compensation	17,891	17,886	72,397	76,987
Add: Amortization of acquisition-related intangibles	(1,699)	3,564	4,923	12,267
Add: Employer payroll tax on employee stock transactions	868	1,176	5,496	3,909
Non-GAAP gross profit	$684,136	$638,667	$2,639,254	$2,448,243
GAAP gross margin	79.7%	79.4%	79.4%	79.1%
Non-GAAP adjustments	2.1%	2.9%	2.6%	3.1%
Non-GAAP gross margin	81.8%	82.3%	82.0%	82.2%

GAAP subscription gross profit	$669,757	$618,883	$2,569,493	$2,368,864
Add: Stock-based compensation	14,062	13,712	56,501	58,348
Add: Amortization of acquisition-related intangibles	(1,699)	3,564	4,923	12,267
Add: Employer payroll tax on employee stock transactions	647	921	4,201	2,882
Non-GAAP subscription gross profit	$682,767	$637,080	$2,635,118	$2,442,361
GAAP subscription gross margin	81.8%	81.7%	81.6%	81.6%
Non-GAAP adjustments	1.6%	2.4%	2.0%	2.6%
Non-GAAP subscription gross margin	83.4%	84.1%	83.6%	84.2%

GAAP professional services and other gross loss	$(2,681)	$(2,842)	$(13,055)	$(13,784)
Add: Stock-based compensation	3,829	4,174	15,896	18,639
Add: Employer payroll tax on employee stock transactions	221	255	1,295	1,027
Non-GAAP professional services and other gross income	$1,369	$1,587	$4,136	$5,882
GAAP professional services and other gross margin	(15.0)%	(15.4)%	(18.9)%	(18.3)%
Non-GAAP adjustments	22.7%	24.0%	24.9%	26.1%
Non-GAAP professional services and other gross margin	7.7%	8.6%	6.0%	7.8%

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DOCUSIGN, INC.
Reconciliation of operating expenses:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2026	2025	2026	2025
GAAP sales and marketing	$305,506	$301,288	$1,203,885	$1,160,993
Less: Stock-based compensation	(46,464)	(48,213)	(189,648)	(202,609)
Less: Amortization of acquisition-related intangibles	(1,122)	(3,354)	(11,208)	(12,450)
Less: Employer payroll tax on employee stock transactions	(1,608)	(2,242)	(10,866)	(7,593)
Non-GAAP sales and marketing	$256,312	$247,479	$992,163	$938,341
GAAP sales and marketing as a percentage of revenue	36.5%	38.8%	37.3%	39.0%
Non-GAAP sales and marketing as a percentage of revenue	30.6%	31.9%	30.8%	31.5%

GAAP research and development	$168,282	$155,463	$664,985	$588,455
Less: Stock-based compensation	(59,678)	(53,422)	(236,780)	(204,238)
Less: Employer payroll tax on employee stock transactions	(1,423)	(1,421)	(11,022)	(7,013)
Non-GAAP research and development	$107,181	$100,620	$417,183	$377,204
GAAP research and development as a percentage of revenue	20.1%	20.0%	20.7%	19.8%
Non-GAAP research and development as a percentage of revenue	12.8%	13.0%	13.0%	12.7%

GAAP general and administrative	$105,546	$98,821	$388,989	$375,983
Less: Stock-based compensation	(31,512)	(30,426)	(123,496)	(121,665)
Less: Employer payroll tax on employee stock transactions	(518)	(1,504)	(3,522)	(3,278)
Less: Acquisition-related expenses	—	—	—	(4,340)
Non-GAAP general and administrative	$73,516	$66,891	$261,971	$246,700
GAAP general and administrative as a percentage of revenue	12.6%	12.8%	12.1%	12.4%
Non-GAAP general and administrative as a percentage of revenue	8.9%	8.6%	8.1%	8.2%

Reconciliation of income from operations and operating margin:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2026	2025	2026	2025
GAAP income from operations	$87,742	$60,469	$298,579	$199,928
Add: Stock-based compensation	155,545	149,947	622,321	605,499
Add: Amortization of acquisition-related intangibles	(577)	6,918	16,131	24,717
Add: Employer payroll tax on employee stock transactions	4,417	6,343	30,906	21,793
Add: Acquisition-related expenses	—	—	—	4,340
Add: Restructuring and other related charges	—	—	—	29,721
Non-GAAP income from operations	$247,127	$223,677	$967,937	$885,998
GAAP operating margin	10.5%	7.8%	9.3%	6.7%
Non-GAAP adjustments	19.0%	21.0%	20.8%	23.1%
Non-GAAP operating margin	29.5%	28.8%	30.1%	29.8%

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DOCUSIGN, INC.
Reconciliation of net income and net income per share, basic and diluted:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2026	2025	2026	2025
GAAP net income	$90,303	$83,491	$309,085	$1,067,885
Add: Stock-based compensation	155,545	149,947	622,321	605,499
Add: Amortization of acquisition-related intangibles	(577)	6,918	16,131	24,717
Add: Employer payroll tax on employee stock transactions	4,417	6,343	30,906	21,793
Add: Acquisition-related expenses	—	—	—	4,340
Add: Restructuring and other related charges	—	—	—	29,721
Add: Income tax and other tax adjustments	(43,550)	(61,823)	(175,261)	(1,006,746)
Non-GAAP net income	$206,138	$184,876	$803,182	$747,209

Numerator:
Non-GAAP net income attributable to common stockholders	$206,138	$184,876	$803,182	$747,209

Denominator:
Weighted-average common shares outstanding, basic	200,477	203,299	202,079	204,329
Effect of dilutive securities	4,198	11,208	7,039	6,010
Non-GAAP weighted-average common shares outstanding, diluted	204,675	214,507	209,118	210,339

GAAP net income per share, basic	$0.45	$0.41	$1.53	$5.23
GAAP net income per share, diluted	$0.44	$0.39	$1.48	$5.08
Non-GAAP net income per share, basic	$1.03	$0.91	$3.97	$3.66
Non-GAAP net income per share, diluted	$1.01	$0.86	$3.84	$3.55

Computation of free cash flow:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$377,221	$307,912	$1,165,007	$1,017,272
Less: Purchases of property and equipment	(27,022)	(28,342)	(106,445)	(96,988)
Non-GAAP free cash flow	350,199	279,570	1,058,562	920,284
Net cash used in investing activities	(33,656)	(32,291)	(126,781)	(312,876)
Net cash used in financing activities	$(332,586)	$(231,514)	$(1,099,902)	$(838,791)

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DOCUSIGN, INC.
Computation of billings:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2026	2025	2026	2025
Revenue	$836,860	$776,252	$3,219,500	$2,976,739
Add: Contract liabilities and refund liability, end of period	1,663,128	1,479,266	1,663,128	1,479,266
Less: Contract liabilities and refund liability, beginning of period	(1,479,491)	(1,332,828)	(1,479,266)	(1,343,792)
Add: Contract assets and unbilled accounts receivable, beginning of period	13,588	18,341	17,825	20,189
Less: Contract assets and unbilled accounts receivable, end of period	(14,905)	(17,825)	(14,905)	(17,825)
Add: Contract assets and unbilled accounts receivable contributed by acquisitions	—	—	—	53
Less: Contract liabilities and refund liability contributed by acquisitions	—	—	—	(5,071)
Non-GAAP billings	$1,019,180	$923,206	$3,406,282	$3,109,559

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